As filed with the Securities and Exchange Commission on May 13, 1997

                                                 	Reg. No. 33-______

                	SECURITIES AND EXCHANGE COMMISSION
                     	Washington, D.C. 20549

	                            FORM S-8
                     	Registration Statement
                             	Under
                   	the Securities Act of 1933

	                      Tracor, Inc.
	(Exact name of registrant as specified in its charter)

        Delaware                                   74-2618088
(State or other jurisdiction of	               	(I.R.S. Employer
 incorporation or organization)	               	Identification No.)

      6500 Tracor Lane, Austin, Texas       	        78725-2000
 (Address of Principal Executive Offices)           	(Zip Code)

	                     Amended and Restated
	 1995 Stock Plan for Employees of Tracor, Inc. and Subsidiaries
                    	(Full title of the plan)


                        	Robert K. Floyd
           	Vice President and Chief Financial Officer
                         	Tracor, Inc.
                      	6500 Tracor Lane
                     	Austin, Texas 78725
          	               512/929-4680
            	(Name, address, and telephone number,
          	including area code, of agent for service)

	Copy to:

	Russell E. Painton
	Vice President and General Counsel
	Tracor, Inc.
	6500 Tracor Lane
	Austin, Texas 78725
	512/929-2230


                      	Calculation of Registration Fee

Title of          Amount to be      Proposed Maximum    Proposed Maximum   Amount of
securities to     Registered (1)    Offering Price      Aggregate          Registration
be registered                       per share (2)       Offering Price(2)  Fee

Common Stock      1,000,000         $23.00              $23,000,000        $7,187.50
par value $.01
per share

1	The number of shares of Common Stock registered herein is
subject to adjustment to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

2	The registration fee has been calculated pursuant to Rule
457(h).

This Registration Statement is being filed by Tracor, Inc. ("Tracor") to register an additional one million (1,000,000) shares of common stock to be issued under the Amended and Restated 1995 Stock Option Plan for Employees of Tracor, Inc. and Subsidiaries. This Registration Statement incorporates by reference, the contents of the Form S-8 Registration Statements, Reg. No. 33-55624 filed by Tracor on December 10, 1992, and Reg. No. 33-93186 filed by Tracor on June 2, 1995.

Item 8.	Exhibits

4.1  Amended and Restated 1995 Stock Plan for Employees of
     Tracor, Inc. and Subsidiaries.

5.1 Opinion of Russell E. Painton, General Counsel to Tracor, as to the legality of the shares being registered.

23.1 Consent of Ernst & Young LLP, independent auditors.

23.2 Consent of Russell E. Painton (contained in Exhibit 5.1).

                            SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin and State of Texas, on the ___ day of May, 1997.

TRACOR, INC.



By: 	/S/ James B. Skaggs
     ------------------------
    	James B. Skaggs
    	President

The Directors.  Pursuant to the requirements of the Securities
Exchange Act of 1933, this Registration Statement has been signed by Directors of the corporation on the 12th day of May, 1997.


							/s/ William E. Conway
							William E. Conway


							/s/ Julian Davidson
							Julian Davidson


							/s/ Anthony Grillo
							Anthony Grillo


							/s/ Bob Marbut
							Bob Marbut


							/s/ Elvis Mason
							Elvis Mason


							/s/ James B. Skaggs
							James B. Skaggs


							/s/ Thomas P. Stafford
							Lt. Gen. Thomas P. Stafford